EXHIBIT 32.1

SECTION 906 CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER OF INBIT CORP.

In connection with the accompanying Quarterly Report on Form 10-Q of INBIT CORP. for the quarter ended September 30, 2019, the undersigned, Chee Hong Tan, Chief Executive Officer and Chairman of INBIT CORP., does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) such Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in such Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 fairly presents, in all material respects, the financial condition and results of operations of INBIT CORP.

Date: November 14, 2019	By:	/s/ CHEE HONG TAN
CHEE HONG TAN
Chief Executive Officer and Chairman Principal Executive Officer